SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2003

THE AES CORPORATION
(exact name of registrant as specified in its charter)

DELAWARE	333-15487	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 North 19th Street, Suite 2000
Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 522-1315

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

Item 5.      Other Events

On June 30, 2003, the registrant’s subsidiary, AES Drax Holdings Limited, filed a report on Form 6-K disclosing certain developments relating to the status of discussion on the restructuring proposal, its request for an extension of the standstill period and the proposed restructuring terms for its senior secured creditors (including the form of Third Standstill Agreement Between AES Drax Holdings Limtied, AES Drax Power Limited, AES Drax Limited, AES Drax Financing Limited, AES Drax Electric Limited, AES Drax Acquisition Limited, as Guarantors, The AES Corporation, Certain Senior Bondholders named herein, JPMorgan Chase Bank, as Eurobond Trustee, The Bank of New York, as Senior Bond Trustee, Deutsche Bank AG London, as Senior Agent, Deutsche Trustee Company Limited, as Intercreditor Agent, National Westminster Bank PLC, as LC Facility Agent, JPMorgan Chase Bank, as Security Trustee). The information contained in such Form 6-K is hereby incorporated by reference herein and copy thereof is attached hereto as exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: July 2, 2003	By	/s/ Brian Miller

Brian Miller
Corporate Secretary